                                                                     Exhibit 1.1

                                  Underwriting Agreement dated February 10, 2004

                                  $462,000,000

                          Education Loans Incorporated
                          ----------------------------

                 STUDENT LOAN ASSET-BACKED NOTES, SERIES 2004-1

                                  consisting of

       $83,900,000 Student Loan Asset-Backed Notes, Senior Series 2004-A1 $83,900,000 Student Loan Asset-Backed Notes, Senior Series 2004-A2 $83,900,000 Student Loan Asset-Backed Notes, Senior Series 2004-A3 $83,900,000 Student Loan Asset-Backed Notes, Senior Series 2004-A4 $83,900,000 Student Loan Asset-Backed Notes, Senior Series 2004-A5
     $42,500,000 Student Loan Asset-Backed Notes, Subordinate Series 2004-B1

                             Underwriting Agreement
                             ----------------------

                                February 10, 2004

RBC DAIN RAUSCHER INC.,
 as Representative of the Underwriters named herein
c/o RBC Dain Rauscher Inc.
1211 Avenue of the Americas
New York, NY 10036

Dear Sirs:

          Education Loans Incorporated, a Delaware corporation ("EdLinc") and wholly-owned subsidiary of Student Loan Finance Corporation, a South Dakota corporation ("SLFC"), proposes to sell $462,000,000 aggregate principal amount of its Student Loan Asset-Backed Notes, Series 2004-1 (the "Notes") to RBC Dain Rauscher Inc. and Dougherty & Company LLC (collectively, the "Underwriters" and each individually an "Underwriter") for whom you (the "Representative") are acting as representative pursuant to the terms of this Underwriting Agreement (this "Agreement"). The Notes are to be issued in four series designated as Student Loan Asset-Backed Notes, Senior Series 2004-A1 (the "Series 2004-A1 Notes"), Student Loan Asset-Backed Notes, Senior Series 2004-A2 (the "Series 2004-A2 Notes"), Student Loan Asset-Backed Notes, Senior Series 2004-A3 (the "Series 2004-A3 Notes"), Student Loan Asset-Backed Notes, Senior Series 2004-A4 (the "Series 2004-A4 Notes"), Student Loan Asset-Backed Notes, Senior Series 2004-A5 (the "Series 2004-A5 Notes", and together with the Series 2004-A1 Notes, the Series 2004-A2 Notes, the Series 2004-A3 Notes and the Series 2004-A4 Notes, the "Series 2004-1 Senior Notes"), and Student Loan Asset-Backed Notes, Subordinate Series 2004-B1 (the "Series 2004-1 Subordinate Notes"). The initial aggregate principal amounts of each series of Notes shall be as listed in Appendix A hereto.

          The Notes shall be as described in, shall be subject to redemption and auction, shall have such other provisions and details and shall be issued pursuant to the First

                                  Underwriting Agreement dated February 10, 2004

Supplemental Indenture, dated as of February 1, 2004 (the "Supplemental Indenture"), supplemental to an Indenture of Trust, dated as of February 1, 2004 (as supplemented and amended, the "Indenture"), between EdLinc and U.S. Bank National Association, as trustee (the "Trustee"). Upon issuance, the Trustee shall use proceeds of the Notes as described in the Prospectus (as hereinafter defined) to originate Student Loans and to purchase Student Loans from Goal Funding, Inc., a Delaware corporation (the "Transferor") and wholly-owned subsidiary of SLFC, from Goal Funding II, Inc., a Delaware corporation (the "Transferor II") and wholly-owned subsidiary of SLFC, and from unaffiliated lenders. The Notes will be secured by, among other things, Financed Student Loans pledged to the Trustee and described in the Prospectus.

          Capitalized terms used but not defined herein have the respective meanings ascribed thereto in Appendix B hereto.

          1.   Agreement to Sell, Purchase and Resell
               --------------------------------------

          (a) EdLinc hereby agrees, subject to all of the terms and conditions set forth herein, to sell to the Underwriters and, upon the basis of the representations, warranties and agreements of EdLinc, the Transferor, the Transferor II and SLFC herein contained and subject to all of the terms and conditions set forth herein, the Underwriters, jointly and severally, agree to purchase from EdLinc, all (but not less than all) of the Notes at the aggregate purchase price of $460,198,200, and EdLinc hereby agrees to pay on behalf of the Underwriters, the fees of counsel to the Underwriters in the aggregate amount of $125,000, plus the expenses of counsel to the Underwriters. The maturity dates, purchase prices and underwriting discounts for each series of the Notes shall be as listed in Appendix A hereto.

          (b) The Series 2004-1 Senior Notes and the Series 2004-1 Subordinate Notes shall bear interest for the period commencing on the date of issuance of the Notes through the end of the respective Initial Interest Periods at the respective per annum rates specified in Appendix A hereto. Thereafter, such rates per annum shall be determined in accordance with the Supplemental Indenture.

          (c) It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus. The Notes may be offered and sold to certain dealers (including the Underwriters and other dealers depositing such Notes into investment trusts or mutual funds) at prices lower than such public offering prices.

          (d) The Representative is duly authorized to execute this Agreement and to act hereunder on behalf of the Underwriters.

          (e) Each Underwriter severally represents and agrees that (i) it has not offered or sold, and will not offer or sell, any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted, and will not result in, an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986

                                  Underwriting Agreement dated February 10, 2004

with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on, and will only issue and pass on, in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or to a person to whom such document may otherwise lawfully be issued, distributed or passed on.

          2.   Delivery of the Notes and Payment Therefor
               ------------------------------------------

          At 11:00 A.M., New York City time, on February 11, 2004, or at such other time or on such earlier or later business day as shall have been mutually agreed upon by EdLinc, SLFC, the Transferor, the Transferor II and the Underwriters (the "Closing Date"), EdLinc will deliver to DTC, for the account of the Underwriters, the Notes in definitive form bearing CUSIP numbers, duly executed and authenticated, together with the other documents hereinafter mentioned; and the Underwriters will accept such delivery and pay the purchase price of the Notes as set forth in Section 1 hereof in immediately available funds to the account of EdLinc and EdLinc shall pay to Underwriters' counsel, on behalf of the Underwriters, the fees of Underwriters' counsel as set forth in
Section 1 hereof in immediately available funds to the account of Foley & Lardner. The expenses of Underwriters' counsel shall be paid by Edlinc, on behalf of the Underwriters, following the closing upon submission of an invoice by Underwriter's counsel. Delivery of the Notes and payment as aforesaid shall be made at such location in New York, New York as shall be requested by the Representative. Delivery of the other documents shall be at the offices of Dorsey & Whitney LLP, 50 South 6/th/ Street, Suite 1500, Minneapolis, Minnesota 55402. This payment and delivery is herein called the "Closing". The Notes delivered at the Closing shall be made available to the Trustee for the benefit of the Underwriters, to facilitate a "Fast" closing through DTC, at least one business day prior to the date of the Closing for purposes of inspection. The Notes shall be prepared and delivered as fully registered notes in authorized denominations and registered in such manner as the Representative shall have requested.

          3.   Representations and Warranties of EdLinc, SLFC, the Transferor
               --------------------------------------------------------------
and the Transferor II.
----------------------

          EdLinc, SLFC, the Transferor and the Transferor II represent and warrant to, and agree with, the Underwriters that:

          (a) A registration statement on Form S-3 (File Nos. 333-110741, 333-85963 and 333-68072), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") has been filed with the Securities and Exchange Commission (the "Commission") and such registration statement, as amended, has become effective under the Securities Act; such registration statement, as amended, including all information (if any) deemed to be a part of such registration statement as of the Effective Time (as defined below), and including the exhibits thereto and any material incorporated by reference therein, and the prospectus and the prospectus supplement relating to the sale of the Notes offered thereby constituting a part thereof, as amended or supplemented including any prospectus filed under Rule 424(b) under the Securities Act, are

                                  Underwriting Agreement dated February 10, 2004

respectively referred to herein as the "Registration Statement" and the "Prospectus"; and the conditions to the use of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Securities Act have been satisfied with respect to the Registration Statement. For purposes of this Agreement, "Effective Time" means (x) if EdLinc has advised the Representative that it does not propose to amend the Registration Statement, the date and time as of which the Registration Statement, or the most recent amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (y) if EdLinc has advised the Representative that it proposes to file an amendment or post effective amendment to the Registration Statement, the date and time as of which the Registration Statement, as amended by such amendment or post effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Copies of the Registration Statement, the Prospectus and all other documents which were filed by EdLinc with the Commission on or prior to the date hereof have been delivered to you. For purposes of this Agreement, all references to the Registration Statement and the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

          (b) On the Effective Date, on the date of this Agreement and on the Closing Date, the Registration Statement and the Prospectus conformed, conform and will conform in all material respects to the requirements of the Securities Act, the rules and regulations of the Commission (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"), and in the case of the Registration Statement, did not, does not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and in the case of the Prospectus, did not, does not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements made in reliance upon and in conformity with information furnished in writing to EdLinc by the Underwriters expressly for use therein. There are no contracts or other documents required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Prospectus delivered to the Underwriter for use in connection with the offering of the Notes was identical to the electronically transmitted copies thereof filed with the Commission.

          (c) The Commission has not issued and, to the best knowledge of EdLinc and SLFC, is not threatening to issue any order preventing or suspending the use of the Registration Statement. No order preventing or suspending the use of any prospectus has been issued by the Commission or any state regulatory authority or other jurisdictional regulatory agency ("Blue Sky Authorities").

          (d) As of the Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body which is required to be obtained or made by EdLinc, SLFC, the Transferor, the Transferor II or any of their affiliates for the

                                  Underwriting Agreement dated February 10, 2004

consummation of the transactions contemplated by this Agreement shall have been obtained, except as otherwise provided in the Basic Documents.

          (e) EdLinc has the requisite power and authority to execute, deliver and perform its obligations under the Indenture, the Supplemental Indenture, the Letter of Representations and the Auction Agent Agreement. The Indenture has been duly and validly authorized, executed and delivered by EdLinc and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and legally binding agreement of EdLinc, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting creditors' rights or general equitable principles. The Supplemental Indenture, the Letter of Representations and the Auction Agent Agreement have been duly and validly authorized by EdLinc and, upon their execution and delivery by EdLinc, assuming due authorization, execution and delivery by the other parties thereto, will be duly executed and delivered by EdLinc and will constitute valid and legally binding agreements of EdLinc, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting creditors' rights or general equitable principles. The Indenture, the Supplemental Indenture, the Letter of Representations and the Auction Agent Agreement conform in all material respects to the descriptions thereof in the Prospectus.

          (f) EdLinc has the requisite power and authority to issue the Notes. The Notes have been duly authorized by EdLinc and, when executed by EdLinc, authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and legally binding obligations of EdLinc entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, or other similar laws of general applicability relating to or affecting creditors' rights or general equitable principles. The Notes conform in all material respects to the description thereof in the Prospectus.

          (g) EdLinc and the Transferor each has the requisite power and authority to execute, deliver and perform its obligations under the Transferor's Transfer Agreement. The Transferor's Transfer Agreement has been duly and validly authorized by EdLinc and the Transferor and, upon their execution and delivery (assuming due authorization, execution and delivery by the other parties thereto) will be duly executed and delivered by each of EdLinc and the Transferor and will constitute a valid and legally binding agreement of each of EdLinc and the Transferor, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights or general equitable principles. The Transferor's Transfer Agreement conforms in all material respects to the descriptions thereof in the Prospectus.

          (h) EdLinc and the Transferor II each has the requisite power and authority to execute, deliver and perform its obligations under the Transferor II's Transfer Agreement. The Transferor II's Transfer Agreement has been duly and validly authorized by EdLinc and the Transferor II and, upon their execution and delivery (assuming due authorization, execution and

                                  Underwriting Agreement dated February 10, 2004

delivery by the other parties thereto) will be duly executed and delivered by each of EdLinc and the Transferor II and will constitute a valid and legally binding agreement of each of EdLinc and the Transferor II, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights or general equitable principles. The Transferor II's Transfer Agreement conforms in all material respects to the descriptions thereof in the Prospectus.

          (i) EdLinc, SLFC, the Transferor and the Transferor II each have all requisite power and authority to execute, deliver and perform its respective obligations under this Agreement; the execution and delivery of, and the performance by each of EdLinc, SLFC, the Transferor and the Transferor II of its respective obligations under this Agreement have been duly and validly authorized by EdLinc, SLFC, the Transferor and the Transferor II, respectively, and this Agreement has been duly executed and delivered by each of them and constitutes the valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or other similar laws relating to or affecting creditors' rights generally or general equitable principles, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

          (j) EdLinc has duly adopted EdLinc's Authorizing Resolutions and has duly approved the execution, delivery and performance of the Basic Documents, this Agreement, EdLinc's Program Agreements, the furnishing and use of the information contained in the Prospectus, and the taking of any and all such actions as may be required on the part of EdLinc to carry out, give effect to and consummate the transactions contemplated by this Agreement, the Prospectus, the Basic Documents, and EdLinc's Program Agreements, and all approvals necessary in connection with the foregoing have been obtained.

          (k) SLFC, the Transferor and the Transferor II have duly adopted SLFC's Authorizing Resolutions, the Transferor's Authorizing Resolutions and the Transferor II's Authorizing Resolutions, respectively, and have duly approved the execution, delivery and performance of the Basic Documents to which such entity is a party, SLFC's Program Agreements, the Transferor's Program Agreements and the Transferor II's Program Agreements, as applicable, the furnishing and use of the information contained in the Prospectus, and the taking of any and all such actions as may be required on the part of SLFC, the Transferor and the Transferor II to carry out, give effect to and consummate the transactions contemplated by this Agreement, the Prospectus, EdLinc's Program Agreements, the Transferor's Program Agreements, the Transferor II's Program Agreements, SLFC's Program Agreements and the Basic Documents, and all approvals necessary in connection with the foregoing have been obtained.

          (l) EdLinc, the Transferor, the Transferor II and SLFC each has the requisite power and authority to execute, deliver and perform its respective obligations under EdLinc's Program Agreements, the Transferor's Program Agreements, the Transferor II's Program Agreements and SLFC's Program Agreements to which it is a party. EdLinc's Program Agreements, the Transferor's Program Agreements, the Transferor II's Program Agreements and SLFC's Program Agreements have been duly and validly authorized by EdLinc, the Transferor,

                                  Underwriting Agreement dated February 10, 2004

the Transferor II and SLFC to the extent each is a party thereto and, assuming due authorization, execution and delivery by the other parties thereto, duly executed and delivered by EdLinc, the Transferor, the Transferor II and SLFC, respectively, and constitute valid and legally binding agreements of EdLinc, the Transferor, the Transferor II and SLFC, respectively, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting creditors' rights or general equitable principles. EdLinc's Program Agreements, the Transferor's Program Agreements, the Transferor II's Program Agreements and SLFC's Program Agreements conform in all material respects to the descriptions thereof in the Prospectus.

          (m) EdLinc is a Delaware corporation and wholly owned subsidiary of SLFC, is duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties and to conduct its business as conducted on the date hereof and as contemplated in the Prospectus and with full power and authority to own and pledge its assets and to issue the Notes as described in the Prospectus. EdLinc is duly qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify could not have a material adverse effect on its condition (financial or other), business, prospects, properties, net worth or results of operations.

          (n) SLFC is a corporation duly organized, validly existing and in good standing under the laws of the State of South Dakota, with the requisite power and authority to own, lease and operate its properties and to conduct its business as conducted on the date hereof and as contemplated in the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify could not have a material adverse effect on its condition (financial or other), business, prospects, properties, net worth or results of operations.

          (o) The Transferor and the Transferor II are each a Delaware corporation and wholly owned subsidiary of SLFC, are each duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate their respective properties and to conduct their respective businesses as conducted on the date hereof and as contemplated in the Prospectus. The Transferor and the Transferor II are each duly qualified to conduct their respective businesses and are each in good standing in each jurisdiction where the nature of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure so to qualify could not have a material adverse effect on their respective condition (financial or other), business, prospects, properties, net worth or results of operations.

          (p) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, governmental or public board or body, pending or known to be threatened against or affecting EdLinc, SLFC, the Transferor or the Transferor II or to which EdLinc, SLFC, the Transferor, the Transferor II or any of their respective properties is subject, nor to the best of the knowledge of EdLinc, SLFC, the Transferor and the Transferor II is there any basis therefor, that are not disclosed in the Prospectus and wherein an unfavorable decision,

                                  Underwriting Agreement dated February 10, 2004

ruling or finding would materially adversely affect the validity or enforceability of the Notes, EdLinc's Authorizing Resolutions, SLFC's Authorizing Resolutions, the Transferor's Authorizing Resolutions, the Transferor II's Authorizing Resolutions, the Basic Documents, EdLinc's Program Agreements, the Transferor's Program Agreements, the Transferor II's Program Agreements, SLFC's Program Agreements, the Investment Agreement, this Agreement or any other agreement or instrument to which EdLinc, SLFC, the Transferor or the Transferor II is a party, used or contemplated for use in the consummation of transactions contemplated by this Agreement, the Basic Documents, EdLinc's Program Agreements, the Transferor's Program Agreements, the Transferor II's Program Agreements, SLFC's Program Agreements, the Investment Agreement or by the Prospectus.

          (q) Neither the offer, sale or delivery of the Notes by EdLinc, nor the execution, delivery or performance of this Agreement, any of the Basic Documents or any of EdLinc's Program Agreements, the Transferor's Program Agreements, the Transferor II's Program Agreements, or SLFC's Program Agreements by EdLinc, SLFC, the Transferor or the Transferor II, nor the adoption of the EdLinc's Authorizing Resolutions, SLFC's Authorizing Resolutions, the Transferor's Authorizing Resolutions, or the Transferor II's Authorizing Resolutions, nor the consummation by EdLinc, SLFC, the Transferor or the Transferor II of the transactions contemplated hereby or thereby (i) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the federal securities laws or Blue Sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals or authorizations as shall have been obtained prior to the Closing Date), or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of EdLinc, SLFC, the Transferor or the Transferor II or (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which EdLinc, SLFC, the Transferor or the Transferor II is a party or by which EdLinc, SLFC, the Transferor or the Transferor II or any of their respective properties may be bound, or (iv) violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to EdLinc, SLFC, the Transferor or the Transferor II or any of their respective properties, or (v) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of EdLinc, SLFC, the Transferor or the Transferor II pursuant to the terms of any agreement or instrument to which any is a party or by which any may be bound or to which any of their respective properties is subject other than as contemplated by the Basic Documents.

          (r) Neither EdLinc, SLFC, the Transferor nor the Transferor II is, and following the consummation of the transactions contemplated hereby and the use of proceeds from the Notes as described in the Prospectus will be, an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act').

          (s) Neither EdLinc, SLFC, the Transferor nor any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statute and EdLinc, SLFC, the Transferor and the Transferor II agree to comply with such
Section if prior to the completion of the distribution of the Notes it commences doing such business. EdLinc, SLFC, the Transferor and the Transferor

                                  Underwriting Agreement dated February 10, 2004

II are not, and have not at any time been, in default in the payment of principal of or interest on any obligations of EdLinc, SLFC, the Transferor or the Transferor II, respectively.

          (t) The representations and warranties made by (i) EdLinc herein, in the Basic Documents, in EdLinc's Program Agreements and in any officer's certificate delivered pursuant hereto or thereto and (ii) the Transferor, the Transferor II and SLFC herein, in EdLinc's Program Agreements, in the Transferor's Program Agreements, in the Transferor II's Program Agreements, in SLFC's Program Agreements, and in any officer's certificate of the Transferor, the Transferor II or SLFC delivered pursuant hereto or thereto, will be true and correct at the time made and on and as of the Closing Date.

          (u) The Indenture will create a first lien upon the Financed Student Loans and a valid pledge of and perfected security interest in the entire Trust Estate, subject only to the provisions of the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth therein. On the Closing Date, the Trustee will have legal title to the Trust Estate for the benefit of EdLinc, including without limitation the Financed Student Loans, and no lien other than the lien of the Indenture will exist with respect to any asset which constitutes a part of the Trust Estate securing the Notes.

          (v) Neither EdLinc, SLFC, the Transferor or the Transferor II nor any agent acting on any of their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, as of the Closing.

          (w) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from SLFC or any of its subsidiaries any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

          4.   Agreements of EdLinc, SLFC, the Transferor and the Transferor II
               ----------------------------------------------------------------

          EdLinc, SLFC, the Transferor and the Transferor II agree with the Underwriters as follows:

          (a) Prior to the execution of this Agreement, EdLinc has, pursuant to Rule 424(b) under the Securities Act, prepared and filed a prospectus and prospectus supplement, properly completed, with the Commission relating to the Notes. EdLinc will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplement without the consent of the Representative prior to the Closing Date, and thereafter will not effect any such amendment or supplement relating to or affecting the Notes to which the Representative reasonably objects; provided, however, no consent of the Representative shall be required in connection with any filing made pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; EdLinc will also advise the Representative promptly of any request by the Commission for any amendment of or supplement to the

                                  Underwriting Agreement dated February 10, 2004

Registration Statement or the Prospectus or for any additional information; and EdLinc will also advise the Representative promptly of the effectiveness of the Registration Statement and of any amendment or supplement to the Registration Statement or the Prospectus, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or known threat of any proceeding for that purpose, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, and of the initiation or threatening of any proceeding relating to the offering or sale of the Notes; and EdLinc will use its best efforts to prevent the issuance of any such stop order or other order preventing or suspending the use of the Prospectus or suspending the qualification of the Indenture or the Notes for offering or sale in any jurisdiction and, in the event of the issuance of any stop order or of any other such order, promptly use its best efforts to obtain the withdrawal of such order.

          (b) If the delivery of a prospectus is required at any time under the Securities Act after an event has occurred which results in the Prospectus, as then amended or supplemented, including an untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act, the Rules and Regulations or the Trust Indenture Act, EdLinc and SLFC will notify the Underwriters and, upon the Underwriters' request, prepare and file with the Commission and furnish, without charge to the Underwriters and to any dealer in securities, as many copies as the Underwriters may from time to time reasonably request, an amendment or supplement to such Prospectus which corrects such statement or omission or amendment that effects such compliance.

          (c) EdLinc and SLFC will immediately inform the Representative (i) of the receipt by EdLinc or SLFC of any communication from the Commission or any state securities authority concerning the offering or sale of the Notes and (ii) of the commencement of any lawsuit or proceeding to which EdLinc or SLFC is a party relating to the offering or sale of the Notes.

          (d) EdLinc will furnish to the Underwriters, without charge, copies of the Registration Statement (at least one copy of which will be signed and include all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Notes, in each case in such quantities as the Underwriters may reasonably request.

          (e) EdLinc, SLFC, the Transferor and the Transferor II will cooperate with the Underwriters and with its counsel in connection with the qualification of, or procurement of exemptions with respect to, the Notes for offering and sale by the Underwriters and by dealers, and with the determination of their eligibility for investment, under the laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate to effect such qualification or exemptions; provided that in no event shall either the Transferor, the Transferor II, SLFC or EdLinc be obligated to qualify to do business in any jurisdiction where it is not now so qualified (other than the State of South Dakota if not currently so qualified) or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

                                  Underwriting Agreement dated February 10, 2004

          (f) EdLinc, SLFC, the Transferor and the Transferor II consent to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Notes are offered by the Underwriters and by dealers, of the Prospectus.

          (g) To the extent, if any, that the ratings provided with respect to the Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other actions by EdLinc, SLFC, the Transferor or the Transferor II, SLFC, EdLinc, SLFC, the Transferor and the Transferor II shall cause to be furnished such documents and such other actions to be taken.

          (h) So long as any of the Notes are outstanding, EdLinc, SLFC, the Transferor or the Transferor II will furnish to the Underwriters (i) as soon as available, a copy of each document relating to EdLinc, SLFC, the Transferor, the Transferor II or the Notes required to be filed with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder, and (ii) such other information concerning EdLinc, SLFC, the Transferor or the Transferor II, as the Underwriters may request from time to time.

          (i) To make generally available to the Noteholders and the Underwriters as soon as practicable, a copy of each Monthly Servicing Report (as defined in the Indenture) required under the Indenture and the Servicing Agreement, and to file with the Commission on Form 8-K such Monthly Servicing Reports for at least 12 consecutive months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) in compliance with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including Rule 158).

          (j) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of EdLinc, SLFC, the Transferor or the Transferor II to comply with the terms or fulfill any of the conditions of this Agreement SLFC agrees to reimburse the Underwriters for all out-of-pocket expenses (including, without limitation, fees and expenses of its counsel; costs related to its due diligence investigation of EdLinc, SLFC, the Transferor and the Transferor II; costs of preparing to market and the actual marketing of the Notes; and costs incurred in the performance of its obligations hereunder) reasonably incurred by them in their roles as Underwriters, but without any further obligation on the part of SLFC for loss of profits or otherwise.

          (k) The net proceeds from the sale of the Notes hereunder will be applied substantially in accordance with the description set forth in the Prospectus. EdLinc, SLFC, the Transferor and the Transferor II will not take or omit to take any action which will in any way cause the proceeds from the sale of the Notes to be applied in a manner contrary to that provided for in the Prospectus and the Indenture.

          (l) Except as stated in this Agreement and in the Prospectus, neither EdLinc, the Transferor, the Transferor II nor SLFC has taken, nor will any of them take, and each of them will use their best efforts to cause each of their respective directors and officers not to take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of

                                  Underwriting Agreement dated February 10, 2004

the Notes; it being understood that no such action of any Underwriters shall be deemed to be an action of EdLinc, the Transferor, the Transferor II or SLFC.

          (m)  [Reserved]

          (n) Deposits required by the Indenture into the Acquisition Fund, the Alternative Loan Guarantee Fund and the Reserve Fund shall be made on the Closing Date.

          (o) Other than pursuant to your consent and as permitted by the Securities Act and the Rules and Regulations, EdLinc, SLFC, the Transferor and the Transferor II will not distribute any prospectus or other offering material in connection with the offering of the Notes.

          5.   Indemnification and Contribution
               --------------------------------

          (a) SLFC agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, the Prospectus, or in any amendment or supplement thereto, or in any application filed under the Blue Sky laws of any jurisdiction or other document executed by EdLinc or SLFC for that purpose, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriters furnished in writing to EdLinc by or on behalf of any Underwriter through the Representative expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which EdLinc or SLFC may otherwise have.

          (b) If any action, suit or proceeding shall be brought against an Underwriter or any person controlling an Underwriter in respect of which indemnity may be sought against SLFC, such Underwriter or such controlling person, as the case may be, shall promptly notify the party against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. The Underwriter or any such controlling person, as the case may be, shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying parties and the Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been

                                  Underwriting Agreement dated February 10, 2004

proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriter and controlling persons not having actual or potential differing interests with the Underwriter or among themselves, which firm shall be designated in writing by the Underwriter, and that all such fees and expense shall be reimbursed on a monthly basis. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment to the extent provided in paragraph (a).

          (c) The Underwriters agree, jointly and severally, to indemnify and hold harmless EdLinc and SLFC and their respective directors and officers, and any person who controls EdLinc or SLFC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from SLFC to the Underwriters set forth in paragraph (a) hereof, but only with respect to information relating to the Underwriters furnished in writing by or on behalf of the Underwriters through the Representative expressly for use under the caption "Plan of Distribution" in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or "Blue Sky" applications. If any action, suit or proceeding shall be brought against EdLinc or SLFC, any of their respective directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus and in respect of which indemnity may be sought against the Underwriters pursuant to this paragraph (c), the Underwriters shall have the rights and duties given to SLFC by paragraph (b) above (except that if SLFC shall have assumed the defense thereof, the Underwriters shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriters' expense), and EdLinc and SLFC, their respective directors and officers, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

          (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by EdLinc and SLFC on the one hand and the Underwriters on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of

                                  Underwriting Agreement dated February 10, 2004

EdLinc and SLFC on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by EdLinc and SLFC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by EdLinc and SLFC bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of EdLinc and SLFC on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by EdLinc or SLFC on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) EdLinc, SLFC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 5, the Underwriters shall not be required to contribute any amount in excess of the amount received by the Underwriters over the price paid by the Underwriters for the Notes purchased by them and distributed to the public less the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 5 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of EdLinc, SLFC, the Transferor, the Transferor II and the Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, EdLinc, SLFC, the Transferor or the Transferor II or any person controlling any of them or their respective directors or officers,
(ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriters, EdLinc or SLFC or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 5.

                                  Underwriting Agreement dated February 10, 2004

          6.   Conditions of the Underwriters' Obligations
               -------------------------------------------

          The obligations of the Underwriters to purchase the Notes hereunder are subject to the following conditions:

          (a) All actions required to be taken and all filings required to be made by EdLinc, SLFC, the Transferor or the Transferor II under the Securities Act and the Trust Indenture Act prior to the sale of the Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the sale of the Notes or the qualification of the Indenture shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of EdLinc, SLFC, the Transferor, the Transferor II or the Underwriters, shall be contemplated by the Commission or any Blue Sky Authorities.

          (b) Any requests to the Commission for inclusion of additional or supplemental information in the Registration Statement or the Prospectus shall have been complied with by EdLinc, SLFC, the Transferor and the Transferor II to your reasonable satisfaction.

          (c) Since the respective dates as of which information is given in the Registration Statement (or any amendment or supplement thereto), except as may otherwise be stated therein or contemplated thereby, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other) or net worth of EdLinc, SLFC, the Transferor or the Transferor II not contemplated by the Registration Statement, which in the opinion of the Representative, would materially adversely affect the market for the Notes, or (ii) any event or development which makes any statement made in the Registration Statement or Prospectus untrue or which, in the opinion of EdLinc and its counsel, SLFC and its counsel, the Transferor and its counsel, the Transferor II and its counsel or the Underwriters and their counsel, requires the filing of any amendment to or change in the Registration Statement or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement or Prospectus to reflect such event or development would, in the opinion of the Underwriters, materially adversely affect the market for the Notes.

          (d) At the time of the Closing, (i) the Notes, each of the Basic Documents, EdLinc's Program Agreements, the Transferor's Program Agreements, the Transferor II's Program Agreements, SLFC's Program Agreements, the Investment Agreement, the Trustee's Program Agreements, the Transferor's Trustee's Program Agreements, the Transferor II's Trustee's Program Agreements and this Agreement shall have been duly authorized, executed and delivered, and in full force and effect, and, in the case of the Notes, authenticated; (ii) EdLinc's Authorizing Resolutions, SLFC's Authorizing Resolutions, the Transferor's Authorizing Resolutions and the Transferor II's Authorizing Resolutions shall have been duly adopted by EdLinc, SLFC, the Transferor and the Transferor II, as applicable, and shall be in full force and effect; (iii) the contracts between the United States Secretary of Education and each of the Guarantee Agencies shall be duly authorized, executed and delivered and in full force and effect; (iv) the documents referred to in clauses (i) through (iii) above shall be in forms

                                  Underwriting Agreement dated February 10, 2004

satisfactory to the Representative and shall not have been amended, modified or supplemented from the respective forms heretofore delivered to the Representative, except as may have been agreed to in writing by the Representative, and EdLinc, SLFC, the Transferor and the Transferor II shall have duly adopted and there shall be in full force and effect such additional resolutions and agreements, as shall, in the opinion of Dorsey & Whitney LLP, Minneapolis, Minnesota, be necessary in connection with the transactions contemplated hereby; and (v) EdLinc, SLFC, the Transferor, the Transferor II, the Trustee, the Auction Agent, the Broker-Dealers, the Investment Agreement Provider, the Transferor's Trustee, the Transferor II's Trustee, the EdLinc 1998 Indenture Trustee, the Edlinc 1999 Indenture Trustee, EASCI, GLELSI and the Guarantee Agencies shall perform or have performed all their respective obligations required under or specified in this Agreement, the Basic Documents, the Investment Agreement, EdLinc's Authorizing Resolutions, SLFC's Authorizing Resolutions, the Transferor's Authorizing Resolutions, the Transferor II's Authorizing Resolutions, EdLinc's Program Agreements, the Transferor's Program Agreements, the Transferor II's Program Agreements, SLFC's Program Agreements and the Trustee's Program Agreements, to be performed simultaneously with or prior to Closing.

          (e) The Underwriters shall have received on the Closing Date an opinion of Dorsey & Whitney LLP, Special Counsel to EdLinc, the Transferor and the Transferor II, dated the Closing Date and addressed to the Underwriters, in form and scope satisfactory to the Representative and its counsel.

          (f) The Underwriters shall have received on the Closing Date the approving opinion of Dorsey & Whitney LLP, dated the Closing Date and in form and scope satisfactory to the Representative and its counsel, and a letter addressed to the Underwriters to the effect that the Underwriters may rely on such opinion and consenting to the references to it in the Prospectus.

          (g) The Underwriter shall have received on the Closing Date an opinion of Rollyn H. Samp, counsel for EdLinc and SLFC, dated the Closing Date and addressed to the Underwriter, in form and scope satisfactory to the Underwriter and its counsel.

          (h) The Underwriters shall have received on the Closing Date an opinion of Davenport, Evans, Hurwitz & Smith, counsel for the Trustee, the EdLinc 1998 Indenture Trustee, the Edlinc 1999 Indenture Trustee, the Transferor's Trustee and the Transferor II's Trustee, dated the Closing Date and addressed to the Underwriters, in form and scope satisfactory to the Representative and its counsel.

          (i)  [Reserved]

          (j) The Underwriters shall have received on the Closing Date opinions of counsel for the Investment Agreement Providers, dated the Closing Date and addressed to the Underwriters, in form and scope satisfactory to the Representative and its counsel.

          (k) The Underwriter shall have received on the Closing Date opinions of counsel for such Guarantee Agencies, if any, specified by the Representative, each dated the

                                  Underwriting Agreement dated February 10, 2004

Closing Date and addressed to the Underwriters, in form and scope satisfactory to the Representative and its counsel.

          (l) The Underwriters shall have received on the Closing Date an opinion or opinions of Foley & Lardner, counsel for the Underwriters, dated the Closing Date, and addressed to the Underwriters, in form and scope satisfactory to the Representative.

          (m) The Underwriters shall have received on the Closing Date from Eide Bailly LLP, certified public accountants, a comfort letter dated the Closing Date, and in form and substance satisfactory to the Representative, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain financial information pertaining to EdLinc and to the Financed Student Loans and setting forth the results of such specified procedures.

          (n) All the representations and warranties of EdLinc, SLFC, the Transferor and the Transferor II contained in this Agreement, EdLinc's Program Agreements, the Transferor's Program Agreements, the Transferor II's Program Agreements, SLFC's Program Agreements and the Basic Documents shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date.

          (o) EdLinc, SLFC, the Transferor and the Transferor II each shall have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (p) The Underwriters shall have received by instrument dated the Closing Date (at the option of the Representative), in addition to the opinions referred to in clauses (d) through (k) of this Section 6, the right to rely on opinions provided by such counsel and all other counsel under the terms of the Basic Documents or to Moody's and Fitch.

          (q) The Underwriters shall have received evidence satisfactory to them that Moody's and Fitch have rated (i) the Series 2004-1 Senior Notes "Aaa" and "AAA", respectively, and (ii) the Series 2004-1 Subordinate Notes, "A3" and "A", respectively, and there has not been any announcement by Moody's or Fitch that (Y) it is downgrading any of its ratings assigned to the Notes or (Z) it is reviewing its ratings assigned to the Notes with a view to possible downgrading, or with negative implications, or direction not determined.

          (r) The Underwriters shall have received a certificate of the President of EdLinc, SLFC, the Transferor and the Transferor II, as applicable, affirming the matters specified in Sections 6(n) through (q) and such other matters as the Representative may reasonably request.

          (s) The Underwriters shall have received (i) a certificate or certificates from the Secretary or Assistant Secretary of each of EdLinc, SLFC, the Transferor and the Transferor II certifying and attaching copies of (A) organizational documents, (B) resolutions authorizing this Agreement, the Basic Documents, the Investment Agreement, EdLinc's Program Agreements, the Transferor's Program Agreements, the Transferor II's Program Agreements, SLFC's Program Agreements and the transactions contemplated hereby and thereby, (C) all written communications, and any memoranda relating to conversations between such entity, its

                                  Underwriting Agreement dated February 10, 2004

officers and employees or, to its knowledge, its counsel, accountants or other representatives, on the one hand, and the Commission or its staff, on the other hand, relating to the Registration Statement and certifying the incumbency and signature of the officers executing this Agreement, the Basic Documents, EdLinc's Program Agreements, the Transferor's Program Agreements, the Transferor II's Program Agreements and SLFC's Program Agreements; and (ii) certificates of legal existence and good standing with respect to SLFC from the Secretary of State of the State of South Dakota and with respect to EdLinc, the Transferor and the Transferor II from the Secretary of State of the State of Delaware, dated as of the Closing Date or such earlier date within two weeks of the Closing Date.

          (t) The Underwriters shall have received a certificate of the Trustee, signed by an officer of the Trustee, dated the Closing Date, (i) to the effect that the Trustee received each of the items enumerated in Section 3.2 of the Indenture; (ii) containing permission to include the information concerning the Trustee in the Prospectus and to use the Basic Documents, the Investment Agreement and the Trustee's Program Agreements in connection with the public offering of the Notes; (iii) representing that (A) the Basic Documents to which the Trustee is a party, the Investment Agreement and the Trustee's Program Agreements, have been duly authorized, executed and delivered on behalf of the Trustee and are in full force and effect, (B) such agreements may be used in connection with the public offering of the Notes, (C) the Trustee is an "eligible lender" under the Higher Education Act of 1965, as amended, (D) no litigation is pending or, to his or her knowledge, threatened in any court to restrain or enjoin the issuance or delivery of any of the Notes, or the collection of revenues pledged or to be pledged to pay the principal of, and interest on, the Notes, or in any way contesting or affecting the validity or enforceability of the Notes, the Basic Documents, the Investment Agreement, the Trustee's Program Agreements or the Underwriting Agreement or the collection of said revenues or the pledge thereof, (E) there is no litigation pending or to his or her knowledge threatened against the Trustee, or involving any of the property or assets under the control of the Trustee, which involves the possibility of any judgment or liability which may materially adversely affect the security for the Notes or the collection of revenues pledged or to be pledged to pay the principal of, and interest on, the Notes or materially adversely affect the Trustee or the Program (but in lieu of such certificate the Representative may in its sole discretion accept an opinion of the Trustee's counsel as to the matters referred to above, acceptable to the Representative in form and substance, that in their opinion the issues raised in any such pending or threatened litigation are without substance or that the contentions of the plaintiffs therein are without merit), and (F) he or she has carefully examined the Prospectus with respect to references to the Trustee and that, in his or her opinion, with respect to references to the Trustee, as of the date of the Prospectus and at all times subsequent through and including the Closing Date, the Prospectus did not and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (u) The Underwriters shall have received certified copies of the Basic Documents, EdLinc's Authorizing Resolutions, SLFC's Authorizing Resolutions, the Transferor's Authorizing Resolutions, the Transferor II's Authorizing Resolutions, EdLinc's Program Agreements, the Transferor's Program Agreements, the Transferor II's Program Agreements, SLFC's Program Agreements, in each case certified as of the Closing Date by each

                                  Underwriting Agreement dated February 10, 2004

corporation's respective corporate Secretary to be a true and correct copy thereof and in full force and effect.

          (v) The Underwriters shall have received certified copies of the Trustee's Program Agreements and the Investment Agreement, in each case certified as of the Closing Date by a duly authorized officer of the Trustee to be a true and correct copy thereof and in full force and effect, and certified copies of the Broker-Dealer Agreements, in each case certified as of the Closing Date by a duly authorized officer of the respective the Broker-Dealers to be a true and correct copy thereof and in full force and effect.

          (w) The Underwriters shall have received certificates of the Transferor's Trustee, the Transferor II's Trustee, the Edlinc 1999 Indenture Trustee, and the EdLinc 1998 Indenture Trustee, signed by an officer of each such trustee, dated the Closing Date, (i) containing permission to include the information concerning the Transferor's Trustee, the Transferor II's Trustee, the Edlinc 1999 Indenture Trustee, and the EdLinc , Indenture Trustee, as applicable, in the Prospectus and to use the Transferor's Trustee's Program Agreements, the Transferor II's Trustee's Program Agreements, the Edlinc 1999 Indenture Trustee's Program Agreements, and the EdLinc 1998 Indenture Trustee's Program Agreements, as applicable, in connection with the public offering of the Notes; (ii) representing that (A) the Transferor's Trustee's Program Agreements, the Transferor II's Trustee's Program Agreements, the Edlinc 1999 Indenture Trustee's Program Agreements, and the EdLinc 1998 Indenture Trustee's Program Agreements have been duly authorized, executed and delivered on behalf of the Transferor's Trustee, the Transferor II's Trustee, the Edlinc 1999 Indenture Trustee, and the EdLinc 1998 Indenture Trustee, as applicable, and each is in full force and effect, (B) such agreements may be used in connection with the public offering of the Notes, (C) the Transferor's Trustee, the Transferor II's Trustee, the Edlinc 1999 Indenture Trustee, and the EdLinc 1998 Indenture Trustee is an "eligible lender" under the Higher Education Act of 1965, as amended, (D) no litigation is pending or, to his or her knowledge, threatened in any court in any way contesting or affecting the validity or enforceability of the Transferor's Trustee's Program Agreements, the Transferor II's Trustee's Program Agreements, the Edlinc 1999 Indenture Trustee's Program Agreements, and the EdLinc 1998 Indenture Trustee's Program Agreements, (E) there is no litigation pending or to his or her knowledge threatened against the Transferor's Trustee, the Transferor II's Trustee, the Edlinc 1999 Indenture Trustee, or the EdLinc 1998 Indenture Trustee, or involving any of the property or assets under the control of the Transferor's Trustee, the Transferor II's Trustee, the Edlinc 1999 Indenture Trustee, or the EdLinc 1998 Indenture Trustee, which involves the possibility of any judgment or liability which may materially adversely affect the security for the Notes or materially adversely affect the Transferor's Trustee, the Transferor II's Trustee, the Edlinc 1999 Indenture Trustee, or the EdLinc 1998 Indenture Trustee or the Program (but in lieu of such certificate the Representative may in its sole discretion accept an opinion of the Transferor's Trustee counsel, the Transferor II's Trustee counsel, the Edlinc 1999 Indenture Trustee's counsel, or the EdLinc 1998 Indenture Trustee's counsel as to the matters referred to above, acceptable to the Representative in form and substance, that in their opinion the issues raised in any such pending or threatened litigation are without substance or that the contentions of the plaintiffs therein are without merit), and (F) he or she has carefully examined the Prospectus with respect to references to the Transferor's Trustee, the Transferor II's Trustee, the Edlinc 1999 Indenture Trustee, and the EdLinc 1998 Indenture Trustee, as applicable, and that, in his or her opinion, with respect to references to the

                                  Underwriting Agreement dated February 10, 2004

Transferor's Trustee, the Transferor II's Trustee, the Edlinc 1999 Indenture Trustee, and the EdLinc 1998 Indenture Trustee, as applicable, as of the date of the Prospectus and at all times subsequent through and including the Closing Date, the Prospectus did not and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (x) The Underwriters shall have received on the Closing Date certificates of officers for such Guarantee Agencies and Sub-servicers, if any, specified by the Representative, each dated the Closing Date, containing permission to include the information concerning that entity in the Prospectus and covering such other matters specified by the Representative, in form and scope satisfactory to the Representative and its counsel.

          (y) The Underwriters shall have received such additional certificates, instruments and other documents as shall be requested by the Representative, including, without limitation, from EdLinc, SLFC, the Transferor, the Transferor II, the Trustee, the Transferor's Trustee, the Transferor II's Trustee, the Edlinc 1999 Indenture Trustee, the EdLinc 1998 Indenture Trustee, Sub-Servicers, the Auction Agent, the Broker-Dealers, the Investment Agreement Provider, and such Guarantee Agencies, if any, specified by the Representative.

          All opinions, certificates, letters and other documents referred in this Section 6 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

          Any certificate or document signed by any officer of EdLinc, SLFC, the Transferor or the Transferor II and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by EdLinc, SLFC, the Transferor or the Transferor II, respectively, to the Underwriters as to the statements made therein.

          If these conditions are not satisfied, or if the obligations of the Underwriters shall be terminated for any reason permitted by this Agreement, this Agreement shall terminate and neither the Underwriters nor EdLinc, SLFC, the Transferor or the Transferor II shall be under further obligation hereunder, except that the respective obligations of EdLinc, the Transferor, the Transferor II and SLFC and the Underwriters for the payment of expenses, as provided in
Section 7 hereof, shall continue in full force and effect.

          7.   Expenses
               --------

          EdLinc and SLFC, jointly and severally, agree to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by them, the Transferor and the Transferor II of their respective obligations hereunder: (i) the preparation, printing or reproduction and distribution of any Registration Statement, each Prospectus and each amendment or supplement thereto and each other Basic Document, EdLinc's Program Agreement, Transferor's Program Agreement, Transferor II's Program Agreement, SLFC's Program Agreement, and Trustee's Program Agreement, and the Investment Agreement; (ii) the preparation, printing, authentication, issuance and delivery of definitive certificates for the Notes; (iii) the qualification of the Indenture under the Trust

                                  Underwriting Agreement dated February 10, 2004

Indenture Act; (iv) the fees and disbursements of (A) counsel and Special Counsel for EdLinc, SLFC, the Transferor and the Transferor II, (B) the Trustee, the Transferor's Trustee, the Transferor II's Trustee, the Edlinc 1999 Indenture Trustee, the EdLinc 1998 Indenture Trustee and their respective counsel, (C) the Auction Agent and its counsel, (D) any Guarantee Agencies and Sub-servicers and their respective counsel, (E) the Investment Agreement Provider and its counsel,
(F) the Depository Trust Company in connection with the book-entry registration of the Notes, (G) Eide Bailly LLP, accountants for EdLinc, SLFC, the Transferor and the Transferor II and issuer of the specified procedures letter referenced in Section 6(m) hereof, and (H) counsel for the Underwriters as set forth in Sections 1 and 2 hereof; (v) the fees charged by Moody's and Fitch for rating the Notes; (vi) the Blue Sky filing fees and expenses; and (vii) the cost of any advertising expenses requested or undertaken by EdLinc, SLFC, the Transferor or the Transferor II and incurred in connection with the public offering of the Notes. The Underwriters shall be under no obligation to pay any expense incident to the performance of the obligations of EdLinc, SLFC, the Transferor or the Transferor II hereunder.

          The Underwriters shall pay the expenses incurred by it in connection with its public offering and distribution of the Notes (except as otherwise provided in the preceding paragraph).

          8.   Nonpetition Covenant
               --------------------

          Each Underwriter covenants and agrees that it will not at any time institute against EdLinc, the Transferor or the Transferor II, or join in any institution against EdLinc, the Transferor or the Transferor II of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligation relating to this Agreement.

          9.   Effective Date of Agreement
               ---------------------------

          This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto.

          10.  Representations, Warranties and Agreements to Survive Delivery
               --------------------------------------------------------------

          All representations, warranties and agreements contained in the Agreement or contained in certificates of officers of EdLinc, SFLC, the Transferor or the Transferor II submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any officer, director, or controlling person of the Underwriters, or by or on behalf of EdLinc, SFLC, the Transferor or the Transferor II, and shall survive delivery of the Notes to the Underwriters. The expense payment provisions set forth in Sections 4(j) and 7 hereof and the indemnification and contribution provisions in Section 5 hereof also shall survive delivery of the Notes to the Underwriters and any termination or cancellation of this Agreement.

          11.  Termination of Agreement
               ------------------------

          This Agreement shall be subject to termination in the absolute discretion of the Representative, without liability on the part of the Underwriters to EdLinc, SLFC, the Transferor

                                  Underwriting Agreement dated February 10, 2004

or the Transferor II, by notice to EdLinc, SLFC, the Transferor and the Transferor II, if on or prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in New York, Delaware or South Dakota shall have been declared by either federal or state authorities; (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, including any act of terrorism, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth in the Prospectus or to enforce contracts for the resale of the Notes by the Underwriters; (iv) legislation shall be introduced in or enacted by the Congress of the United States or adopted by either the House of Representatives or the Senate or approved by a Committee thereof, or a decision by a court of the United States or the Tax Court of the United States shall be rendered, or a ruling, regulation, proposed regulation or official statement by or on behalf of the Treasury Department of the United States, the Internal Revenue Service or any other governmental agency shall be made, an announcement by a member of Congress shall be made relating to legislation which has been introduced or which is proposed to be introduced, or any other event shall occur, with respect to federal taxation upon revenues or other income of the general character expected to be pledged under the Indenture or upon interest received on securities of the general character of the Notes, or which would have the effect of changing, directly or indirectly, the federal income tax consequences of interest on securities of the general character of the Notes in the hands of the holders thereof, which in the opinion of the Representative materially and adversely affects the market price of the Notes;
(v) legislation shall be enacted by the States of South Dakota or Delaware, or a decision by a court of competent jurisdiction of the States of South Dakota or Delaware or any administrative tribunal of the States of South Dakota or Delaware or other governmental agency or department thereof shall be rendered with respect to taxation by the States of South Dakota or Delaware or any of their respective political subdivisions upon revenues or other income of the general character expected to be pledged under the Indenture or upon interest received on securities of the general character of the Notes, or which would have the effect the changing, directly or indirectly, the tax consequences under the States of South Dakota or Delaware tax laws of interest on securities of the general character of the Notes in the hands of the holders thereof, which in the opinion of the Representative materially affects the market price of the Notes;
(vi) additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities of the general character of the Notes by any governmental authority or by any national securities exchange;
(vii) a default shall have occurred in the payment of principal or interest on outstanding obligations of EdLinc, SLFC, the Transferor or the Transferor II, the State of South Dakota, or any agency or authority thereof, which in the opinion of the Representative materially and adversely affects the market for the Notes; or (vii) any rating of the Notes shall have been changed or withdrawn by Moody's or Fitch, or Moody's or Fitch shall have announced that it is considering a change or withdrawal of such rating and such action, in the opinion of the Representative, shall materially and adversely affect the market for the Notes. Notice of such termination may be given to EdLinc, SLFC, the Transferor and the Transferor II, by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

                                  Underwriting Agreement dated February 10, 2004

          12.  Information Furnished by the Underwriters
               -----------------------------------------

          The statements set forth under the heading "Underwriting" in the Prospectus Supplement dated February 3, 2004 (the "Prospectus Supplement") constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3(b) and 5 hereof, and each Underwriter confirms that such statements relating to such Underwriter are correct.

          13.  Miscellaneous
               -------------

          Except as otherwise provided in Sections 4 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to EdLinc, SLFC, the Transferor or the Transferor II, at 105 First Avenue, Southwest, Aberdeen, South Dakota 57401, Attention: Michael A. Gort, (ii) if to the Underwriters, to RBC Dain Rauscher Inc., 1211 Avenue of the Americas, New York, New York 10036, Attention: Harry T. Apfel.

          This Agreement has been and is made solely for the benefit of, and shall be binding upon, the Underwriters, the Transferor, the Transferor II, SLFC, EdLinc, their respective directors, officers, trustees and controlling persons referred to in Section 5 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Underwriters of any of the Notes in his status as such purchaser.

          14.  Applicable Law; Counterparts; Headings
               --------------------------------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without giving effect to the choice of laws or conflict of laws principles thereof.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.

          The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to be part hereof.

          [The remainder of this page is intentionally left blank.]

                                  Underwriting Agreement dated February 10, 2004

          Please confirm that the foregoing correctly sets forth the agreement among EdLinc, SLFC, the Transferor, the Transferor II and the Underwriters.

                                        Very truly yours,

                                        EDUCATION LOANS INCORPORATED
                                        ("EdLinc")


                                        By  /s/ Michael A. Gort
                                          --------------------------------------
                                            Name:  Michael A. Gort
                                            Title: President

                                        STUDENT LOAN FINANCE CORPORATION
                                        ("SLFC")


                                        By  /s/ Michael A. Gort
                                          --------------------------------------
                                            Name:  Michael A. Gort
                                            Title: President

                                        GOAL FUNDING, INC.
                                        (the "Transferor")


                                        By  /s/ Michael A. Gort
                                          --------------------------------------
                                            Name:  Michael A. Gort
                                            Title: President

                                        GOAL FUNDING II, INC.
                                        (the "Transferor II")


                                        By  /s/ Michael A. Gort
                                          --------------------------------------
                                            Name:  Michael A. Gort
                                            Title: President

Confirmed as of the date first above
mentioned.

RBC DAIN RAUSCHER INC.


By: /s/ Harry T. Apfel
    ---------------------------------
        Name:  Harry T. Apfel
        Title: Managing Director

                                  Underwriting Agreement dated February 10, 2004

                                                                      APPENDIX A
                                                                      ----------

               Initial
              Aggregate                                                        Initial
              Principal                                         Underwriting   Interest
 Series        Amount        Maturity Date     Purchase Price     Discount       Rate
--------   --------------   ----------------   --------------   ------------   --------
2004-A1    $   83,900,000   December 1, 2036            99.61%          0.39%      1.13%
2004-A2        83,900,000   December 1, 2036            99.61           0.39       1.14
2004-A3        83,900,000   December 1, 2036            99.61           0.39       1.14
2004-A4        83,900,000   December 1, 2036            99.61           0.39       1.15
2004-A5        83,900,000   December 1, 2036            99.61           0.39       1.15
2004-B1        42,500,000   December 1, 2036            99.61           0.39       1.35
           --------------
 Total     $  462,000,000                      $  460,198,200   $  1,801,800

                                  Underwriting Agreement dated February 10, 2004

                                                                      APPENDIX B
                                                                      ----------

                               CERTAIN DEFINITIONS

          Capitalized terms used but not defined in this Appendix B or elsewhere in this Agreement have the respective meanings ascribed thereto in the Supplemental Indenture.

          "Bailment Agreements" means the SLFC Bailment Agreement, the EASCI Bailment Agreement, the U.S. Bank Bailment Agreement and the GLELSI Bailment Agreement.

          "Basic Documents" means the Indenture, the Supplemental Indenture, the Transfer Agreements, the Auction Agent Agreement, the Broker-Dealer Agreements, the Servicing Agreement, the Bailment Agreements, the Joint Sharing Agreement and the Letter of Representations.

          "EASCI" means Educational Assistance Service Company, Inc., a South Dakota corporation and a wholly owned subsidiary of Education Assistance Corporation, a South Dakota nonprofit corporation.

          "EASCI Bailment Agreement" means the Bailment Agreement, dated as of February 1, 2004, among EASCI, the Trustee and Edlinc.

          "EASCI Sub-servicing Agreement" means the Agreement, dated as of December 31, 2001, between EASCI and SLFC, as amended.

          "EdLinc's Authorizing Resolutions" means the Resolutions of EdLinc's board of directors, adopting, accepting, ratifying and approving:

          1.   the Basic Documents;

          2.   this Agreement and the Prospectus;

          3. one or more investment agreements (individually and collectively the "Investment Agreement") between the Trustee and one or more parties meeting the requirements of the Indenture (individually and collectively the "Investment Agreement Provider");

          4.   the Transferor's Student Loan Purchase Agreements;

          5.   the Transferor II's Student Loan Purchase Agreements; and

          6.   EdLinc's Program Agreements.

          "EdLinc 1998 Indenture" means the Indenture of Trust, dated as of February 1, 1998, between EdLinc and the EdLinc 1998 Indenture Trustee, as amended and supplemented.

          "EdLinc 1998 Indenture Trustee" means U.S. Bank National Association, as trustee under the EdLinc 1998 Indenture.

                                  Underwriting Agreement dated February 10, 2004

          "EdLinc 1998 Indenture Trustee Joint Sharing Agreement" means the Joint Sharing Agreement, dated as of February 1, 2004, among EdLinc, the Trustee and the EdLinc 1998 Indenture Trustee.

          "EdLinc 1998 Indenture Trustee's Program Agreements" means the EdLinc 1998 Indenture and the EdLinc 1998 Indenture Trustee Joint Sharing Agreement.

          "EdLinc's Program Agreements" means the Bailment Agreements, the Joint Sharing Agreements, the Servicing Agreement, the Edlinc 1999 Indenture, the EdLinc 1998 Indenture and the EdLinc Student Loan Purchase Agreements.

          "EdLinc's Student Loan Purchase Agreements" means the Student Loan Purchase Agreements between EdLinc and the eligible lenders described in Exhibit H-1 to the Supplemental Indenture and the forms of Student Loan Purchase Agreements.

          "EdLinc 1999 Indenture" means the Indenture of Trust, dated as of December 1, 1999, between EdLinc and the EdLinc 1999 Indenture Trustee, as amended and supplemented.

          "EdLinc 1999 Indenture Trustee" means U.S. Bank National Association, as trustee under the EdLinc 1999 Indenture.

          "EdLinc 1999 Indenture Trustee Joint Sharing Agreement" means the Joint Sharing Agreement, dated as of February 1, 2004, among EdLinc, the Trustee and the EdLinc 1999 Indenture Trustee.

          "EdLinc 1999 Indenture Trustee's Program Agreements" means the EdLinc 1999 Indenture and the EdLinc 1999 Indenture Trustee Joint Sharing Agreement.

          "GLHESC" means Great Lakes Higher Education Services Corporation, a Wisconsin nonprofit corporation.

          "GLELSI" means Great Lakes Educational Loan Services, Inc., a Wisconsin corporation and a wholly owned subsidiary of GLHESC.

          "GLELSI Bailment Agreement" means the Bailment Agreement, dated as of February 1, 2004, among GLELSI, the Trustee and Edlinc.

          "GLELSI Sub-servicing Agreement" means the Student Loan Origination and Servicing Agreement, dated as of November 20, 1998, between GLELSI and SLFC, as amended.

          "Goal Funding Indenture" means the Indenture, dated as of November 26, 2002, among the Transferor's Trustee, the Transferor, certain financial institutions identified therein, as lenders, Citicorp North America, Inc., as the agent, Ambac Assurance Corporation, as the insurer, and SLFC, as the master servicer, as amended and supplemented.

          "Goal Funding II Indenture" means the Indenture, dated as of January 30, 2003, among the Transferor II's Trustee, the Transferor II, certain financial institutions identified

                                  Underwriting Agreement dated February 10, 2004

therein, as lenders, Citicorp North America, Inc., as the agent, and SLFC, as the master servicer, as amended and supplemented.

          "Joint Sharing Agreement" means, collectively, the Edlinc 1999 Indenture Trustee Joint Sharing Agreement, the EdLinc 1998 Indenture Trustee Joint Sharing Agreement, the Transferor's Trustee Joint Sharing Agreement, and the Transferor II's Trustee Joint Sharing Agreement.

          "Letter of Representations" means the Blanket Issuer Letter of Representations, dated as of September 12, 2002, from EdLinc to The Depository Trust Company ("DTC"), containing certain representations to induce DTC to accept the Notes for deposit.

          "Loan Purchase Contracts" means, individually and collectively, EdLinc's Student Loan Purchase Agreements, the Transferor's Student Loan Purchase Agreements and the Transferor II's Student Loan Purchase Agreements.

          "Servicing Agreement" means the Servicing and Administration Agreement, dated as of February 1, 2004, among EdLinc, SLFC and the Trustee.

          "SLFC's Authorizing Resolutions" means the Resolutions of the SLFC's board of directors, adopting, accepting, ratifying and approving:

          1.   the Basic Documents, this Agreement and the Prospectus;

          2.   SLFC's Program Agreements; and,

          3.   EdLinc's Program Agreements.

          "SLFC Bailment Agreement" means the Bailment Agreement, dated as of February 1, 2004, among SLFC, the Trustee and Edlinc.

          "SLFC's Program Agreements" means the Servicing Agreement, SLFC's Student Loan Purchase Agreements, the Sub-servicing Agreements and the SLFC Bailment Agreement.

          "SLFC's Student Loan Purchase Agreements" means the Alternative Loan Purchase Agreement, the Goal Funding Warehouse Alternative Loan Purchase Agreement, and the GOAL Funding II Warehouse Alternative Loan Purchase Agreement, in each case as such term is defined in SLFC's Authorizing Resolution.

          "Sub-servicers" means EASCI and GLELSI.

          "Sub-servicing Agreements" means the EASCI Sub-servicing Agreement and the GLELSI Sub-Servicing Agreement.

          "Transfer Agreements" mean the Series 2004-1 Transfer Agreements.

          "Transferor's Authorizing Resolutions" means the Resolutions of the Transferor's board of directors, adopting, accepting, ratifying and approving:

                                  Underwriting Agreement dated February 10, 2004

          1.   this Agreement and the Prospectus; and,

          2.   the Transferor's Program Agreements.

          "Transferor's Program Agreements" means the Transferor's Transfer Agreement, the Goal Funding Indenture, the Transferor's Trustee Joint Sharing Agreement and the Transferor's Student Loan Purchase Agreements.

          "Transferor's Student Loan Purchase Agreements" means the Student Loan Purchase Agreements between the Transferor and the eligible lenders described in Exhibit H-2 to the Supplemental Indenture.

          "Transferor's Transfer Agreement" means the Transfer Agreement to which the Transferor and the Transferor's Trustee are parties.

          "Transferor's Trustee Joint Sharing Agreement" means the Joint Sharing Agreement, dated as of February 1, 2004, among EdLinc, the Transferor, the Trustee and the Transferor's Trustee.

          "Transferor's Trustee" means U.S. Bank National Association, as trustee under the Goal Funding Indenture.

          "Transferor's Trustee's Program Agreements" means the Goal Funding Indenture, the Transferor's Transfer Agreement and the Transferor's Trustee Joint Sharing Agreement.

          "Transferor II's Authorizing Resolutions" means the Resolutions of the Transferor II's board of directors, adopting, accepting, ratifying and approving:

          1.   this Agreement and the Prospectus; and,

          2.   the Transferor II's Program Agreements.

          "Transferor II's Program Agreements" means the Transferor II's Transfer Agreement, the Goal Funding II Indenture, the Transferor II's Trustee Joint Sharing Agreement and the Transferor II's Student Loan Purchase Agreements.

          "Transferor II's Student Loan Purchase Agreements" means the Student Loan Purchase Agreements between the Transferor II and the eligible lenders described in Exhibit H-3 to the Supplemental Indenture.

          "Transferor II's Transfer Agreement" means the Transfer Agreement to which the Transferor II and the Transferor II's Trustee are parties.

          "Transferor II's Trustee Joint Sharing Agreement" means the Joint Sharing Agreement, dated as of February 1, 2004, among EdLinc, the Transferor II, the Trustee and the Transferor II's Trustee.

                                  Underwriting Agreement dated February 10, 2004

          "Transferor II's Trustee" means U.S. Bank National Association, as trustee under the Goal Funding II Indenture.

          "Transferor II's Trustee's Program Agreements" means the Goal Funding II Indenture, the Transferor II's Transfer Agreement and the Transferor II's Trustee Joint Sharing Agreement.

          "Trustee's Program Agreements" means the Guarantee Agreements.

          "U.S. Bank Bailment Agreement" means the Bailment Agreement, dated as of February 1, 2004, among U.S. Bank National Association, the Trustee and Edlinc.